Exhibit 20.4
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of March 1997
Distribution Date of April 21, 1997

Original Pool Amount                     $424,879,281.80

Beginning Pool Balance                   $178,833,989.12
Beginning Pool Factor                          0.4209054

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)    $10,639,078.86
  Interest Collected                       $1,656,536.11

Additional Deposits:
  Repurchase Amounts                               $0.00
  Liquidation Proceeds/Recoveries            $191,574.52
Total Additional Deposits                    $191,574.52

Repos/Chargeoffs                             $528,410.27
Aggregate Number of Notes Charged Off                 58

Total Available Funds                     $11,969,879.39

Ending Pool Balance                       168,183,810.09
Ending Pool Factor                             0.3958390

Servicing Fee                                $149,028.32

Repayment of Servicer Advances               $517,310.10

Reserve Account:
  Beginning Balance (See Memo Item)       $10,776,570.01
  Target Percentage                                 6.00%
  Target Balance                          $10,091,028.61
  Minimum Balance                          $8,922,464.92
  (Release)/Deposit                         ($685,541.40)
  Ending Balance                          $10,091,028.61

Current Weighted Average APR:                     10.614%
Current Weighted Average Remaining Term (months):   29.2

                                            Dollars       Notes
Delinquencies:
Installments:
     1-30 days                           1,566,564.25    1,105
    31-60 days                             424,241.44      326
    60+ days                               141,011.28       75

    Total                                2,131,816.97    1,121

  Balances: 60+ days                     2,198,165.62       75

Memo Item - Reserve Account
  Prior Month                          $10,730,039.35
  + Invest. Income                          46,530.66
  + Transfer from Collections Account            0.00
  Beginning Balance                    $10,776,570.01

Exhibit 20.4
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of March 1997

                                                                 NOTES
                                       TOTAL           CLASS A-1        CLASS A-2      CERTIFICATES
Original Pool Amount
 Distributions:                   $424,879,281.80   $80,000,000.00  $330,000,000.00   $14,879,281.80
 Distribution Percentages (1)                                0.00%           96.50%            3.50%
 Coupon                                                     5.900%           6.550%           6.850%

Beginning Pool Balance            $178,833,989.12
Ending Pool Balance               $168,183,810.09
Collected Principal                $10,121,768.76
Collected Interest                  $1,656,536.11
Charge-Offs                           $528,410.27
Liquidation Proceeds/Recoveries       $191,574.52
Servicing                             $149,028.32
Cash Transfer to Reserve Account            $0.00
  Total Collections Available
    for Debt Service               $11,820,851.07

Beginning Balance                 $178,833,989.12            $0.00  $167,854,824.49   $10,979,164.63

Interest Due                          $978,880.31            $0.00      $916,207.58       $62,672.73
Interest Paid                         $978,880.31            $0.00      $916,207.58       $62,672.73
Principal Due                      $10,650,179.03            $0.00   $10,277,422.76      $372,756.27
Principal Paid                     $10,650,179.03            $0.00   $10,277,422.76      $372,756.27

Ending Balance                    $168,183,810.09            $0.00  $157,577,401.73   $10,606,408.36
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                0.0000000000     0.4775072780     0.7128306663

Total Distributions                $11,629,059.34            $0.00   $11,193,630.34      $435,429.00

Interest Shortfall                          $0.00            $0.00            $0.00            $0.00
Principal Shortfall                         $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00            $0.00

Excess Servicing                      $191,791.73

Beginning Reserve Account Balance  $10,776,570.01   see also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                       ($685,541.40)
Ending Reserve Account Balance     $10,091,028.61


(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1996, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.4
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of March 1997

Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                      5                4                3                2                1
                                   Nov 1996         Dec 1996         Jan 1997         Feb 1997         Mar 1997

Beg. Pool Balance              $217,488,410.17  $208,524,140.81  $196,665,027.07  $187,443,581.19  $178,833,989.12

A) Loss Trigger:
Principal of Contracts
  Charged off                      $177,758.77      $252,975.39      $237,245.36      $270,748.46      $528,410.27
Recoveries                         $337,954.80      $444,327.02      $180,374.06      $612,940.20      $191,574.52

Total Charged Off (Months 5,4,3)  $ 667,979.52
Total Recoveries (Months 3,2,1)   $ 984,888.78
Net Loss/(Recoveries) for 3 Mos.  $(316,909.26)(a)

Total Balance (Months 5,4,3)   $622,677,578.05(b)

Loss Ratio Annualized [(a/b)(12)]      -0.6107%

Trigger: Is Ratio> 1.5%                     No


B) Delinquency Trigger:
   Balance delinquency 60+ days                                    $2,541,650.90    $2,978,832.77    $2,198,165.62
   As % of Beginning Pool Balance                                       1.29238%         1.58919%         1.22917%
   Three Month Average                                                  1.24500%         1.44054%         1.37024%

Trigger: Is Average> 2.0%                   No


C) Noteholders Percent Trigger:         2.3750%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%                 No

Navistar Financial Corporation



by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer